As Filed With the Securities and Exchange Commission on April 24, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                         Wired Associates Solutions Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 7379                             37-1458557
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

          14205 SE 36th Street
            Suite 100, # 172
          Bellevue, WA   98006                (425) 675-4242      (425)675-4242
(Address of principal Executive Offices)    (Telephone Number)     (Fax Number)

            Scott Delbeck
         14205 SE 36th Street
           Suite 100, # 172
         Bellevue, WA   98006                 (425) 675-4242      (425)675-4242
(Name and Address of Agent for Service)     (Telephone Number)     (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================================
Title of Each                                          Proposed       Proposed
  Class of                                             Maximum         Maximum
 Securities                                            Offering       Aggregate       Amount of
   to be                           Amount to be       Price Per       Offering      Registration
 Registered                         Registered          Share         Price (2)         Fee (1)
------------------------------------------------------------------------------------------------
Common Stock $0.001 par value to
be sold by selling shareholders      700,000            $0.20         $140,000         $4.29
------------------------------------------------------------------------------------------------
Common Stock $0.001 par value to
be sold by the Company               100,000            $0.20         $ 20,000         $ .62
------------------------------------------------------------------------------------------------
TOTAL                                800,000            $0.20         $160,000         $4.91
================================================================================================

(1)  Registration Fee has been paid via Fedwire.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                         WIRED ASSOCIATES SOLUTIONS INC.
                        800,000 SHARES AT $0.20 PER SHARE

This is our initial public offering. We are registering a total of 800,000 shares of our common stock. Of the shares being registered, 700,000 are being registered for sale by the selling shareholders, and 100,000 are being registered for sale by the Company. There is no minimum number of shares required to be purchased by each investor. The shares being offered by the company are on a self-underwritten, "best effort", all or none basis. The shares will be sold on our behalf by our directors, Scott Delbeck, Roy Brown and Ian Garrett. They will not receive any commissions or proceeds from the offering for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.20 for the duration of the offering. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares being sold by the company in this offering. If all the shares being offered by the company are not sold and the total amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. The selling shareholders will sell their shares at a price per share of $0.20 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

We will not receive any proceeds from the sale of any of the 700,000 shares by the selling shareholders. The shares being offered by the Company will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our director for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Wired Associates Solutions is a development stage company and currently has no operations. Any investment in the shares of common stock offered herein involves a high degree of risk. You should only make a purchase if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Wired Associates Solutions which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved of these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                                                         Per Share         Per Share
           Per Share         Underwriting discounts       Proceeds         Proceeds          Number of Shares
         Price to public       and commissions           to Company     to Shareholders     Available for Sale
         ---------------       ---------------           ----------     ---------------     ------------------
            $0.20                   $0.00                 $  0.00          $   0.20               700,000
            $0.20                   $0.00                 $  0.20          $   0.00               100,000

Total    $160,000                   $0.00                 $20,000          $140,000               800,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
     General Information                                                     3
     Offering                                                                3
RISK FACTORS                                                                 5
FORWARD LOOKING STATEMENTS                                                   7
USE OF PROCEEDS                                                              8
DETERMINATION OF OFFERING PRICE                                              8
DILUTION                                                                     8
SELLING SECURITY HOLDERS                                                     9
PLAN OF DISTRIBUTION                                                        11
     Shares offered by the Company                                          11
     Shares offered by the Selling Shareholders                             11
     Terms of the Offering                                                  13
     Deposit of Offering Proceeds                                           13
     Procedures and Requirements for Subscribing                            13
LEGAL PROCEEDINGS                                                           13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              15
DESCRIPTION OF SECURITIES                                                   15
INTEREST OF NAMED EXPERTS AND COUNSEL                                       16
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                  16
ORGANIZATION WITHIN LAST FIVE YEARS                                         16
DESCRIPTION OF OUR BUSINESS                                                 17
     Business Overview                                                      17
     Competition                                                            20
     Patents and Trademarks                                                 20
     Need for Any Government Approval of Principal Products                 21
     Research and Development                                               21
     Employees                                                              21
     Reports to Security Holders                                            21
PLAN OF OPERATION                                                           22
DESCRIPTION OF PROPERTY                                                     25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    25
EXECUTIVE COMPENSATION                                                      27
FINANCIAL STATEMENTS                                                        28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE      28

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Wired Associates" and "Wired Associates Solutions" are to Wired Associates Solutions Inc.

Wired Associates Solutions Inc. was incorporated in the State of Nevada on February 14, 2003. We were incorporated as a multimedia/marketing company that specializes in the design and creation of effective marketing products and services. We intend to use the proceeds from this offering to further develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are a development stage company with limited revenues and have only recently begun taking steps in furtherance of our plan of operation. The principal executive offices are located at 14205 SE 36th Street, Suite 100, # 172, Bellevue, WA 98006. The telephone number is (425) 675-4242.

We received our initial funding of $2,500 through the sale of common stock to our officers and directors who purchased 1,000,000 shares of our common stock at $0.0025 per share on February 14, 2003. During June 2003, we sold 700,000 common shares at a per share price of $0.05 to 25 non-affiliated private investors for proceeds of $35,000. On March 23, 2007 we sold 100,000 common shares at a per share price of $0.10 to a director of the company for proceeds of $10,000. From inception until the date of this filing we have had limited operating activities. Our financial statements for the period since inception through January 31, 2007 report $11,412 revenues and a net loss of $18,107. Our independent auditors have issued an audit opinion for Wired Associates Solutions which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering. We are registering a total of 800,000 shares of our common stock. Of the shares being registered, 700,000 are being registered for sale by the selling shareholders, and 100,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.20 for the duration of the offering. The selling shareholders will sell their shares at a price per share of $0.20 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.

We will not receive any proceeds from the sale of any of the 700,000 shares by the selling shareholders. We will be selling all of the 100,000 shares of common stock we are offering as a self underwritten offering. This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities being Offered     800,000 shares of common stock, 100,000 which we
                             are offering, and 700,000 which are being offered by the selling shareholders. All shares will be offered at a price of $0.20per share.

Price per share              The selling shareholders will sell their shares at
                             a fixed price per share of $0.20 until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.20 for the duration of the offering.

Offering Period              The shares are being offered for a period not to
                             exceed 180 days, unless extended by our Board of
                             Directors for an additional 90 days. In the event
                             we do not sell all of the shares being offered by
                             the company before the expiration date of the
                             offering, all funds raised will be returned to the
                             investors within 7 business days, without interest
                             or deduction.
Securities Issued
 and Outstanding             1,800,000 shares of common stock are issued and
                             outstanding before the offering and 1,900,000 will be outstanding after the offering.

Registration costs           We estimate our total offering registration costs
                             to be $5,000. If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

1. HIGH RISK. We are in our organizational and development stages and any investment in the Shares involves a high degree of risk. A prospective investor should, therefore, be aware that in the event we are not successful in our proposed business plans, any investment in our shares may be lost and we may be faced with the possibility of liquidation.

2. START-UP COMPANY; UNCERTAINTY OF FUTURE PROFITABILITY. We were incorporated and in existence from February 14, 2003, and have had limited revenues but no revenues or business operations since Mr. Delbeck had to take a sabbatical due to personal family matters. There can be no assurance that we will be successful in our proposed business plans. We face all the risks inherent in a relatively new business and there can be no assurance that our activities will be successful and/or result in any profits.

3. WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS. Other than the shares offered by this prospectus, no other source of capital has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders. If we are not successful in raising sufficient capital through this offering, we will be faced with several options: 1. abandon our business plans, cease operations and go out of business; 2. continue to seek alternative and acceptable sources of capital; or 3. bring in additional capital that may result in a change of control. In the event of any of these circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

4. ISSUANCE OF ADDITIONAL SHARES. There are still 48,200,000 shares of Common Stock which the Board of Directors has the authority to issue. The issuance of any such shares to persons other than the current investors will reduce the amount of control held by the current investors and may result in a dilution of the book value of their shares. There are presently no commitments, contracts or intentions to issue any additional shares to any persons.

5. NO ASSURANCE OF A PUBLIC MARKET. There is currently no active trading in our Common Stock and there is no assurance that an active trading market in our Shares will ever develop. Accordingly, there is a very high risk that our Shares may not be able to be resold at or near the purchase price, and in fact, purchasers of our Shares may be totally unable to sell their Shares in the future.

6. NO CASH DIVIDENDS PAID. No cash dividends have been declared or paid on the shares of our Common Stock to date, nor is it anticipated that any such dividends will be declared or paid to stockholders in the foreseeable future. It is currently anticipated that any income received from operations will be reinvested and devoted to our future operations and/or to expansion.

7. POTENTIAL FUTURE SALES PURSUANT TO RULE 144. 1,000,000 shares of "restricted" Common Stock has been issued in consideration for proprietary rights, business plans, organizational services and expenses and cash in the amount of $2,500, or $.0025 per share, and 100,000 shares in the amount of $10,000, or $0.10 per share. All of the shares are held by persons who are officers, directors and/or control persons of the company and who hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. However, these securities held by officers, directors and/or control persons may only be sold in compliance with Rule 144 which provides, in essence, that officers and directors and others holding restricted securities (such as those described above) may each sell, in brokerage transactions, an amount equal to 1% of the company's total outstanding Common Stock every three (3) months. In addition, Rule 144 provides that shares must not be sold until they have been held for a period of at least one (1) year from the date they were fully paid for. The possible sale of these restricted securities under Rule 144 may, in the future, have a depressive effect on the price of the company's Common Stock in any public market which may develop, assuming there is such a market, of which there can be no assurance. Furthermore, persons holding restricted securities for one (1) year who are not

"affiliates" of the company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any restrictions and/or limitations on the number of shares sold, assuming there is such a market, of which there can be no assurance. (See "Principal Stockholders".)

8. DEPENDENCE ON KEY PERSONNEL. Our future performance will be substantially dependent on the continued services of our officers and directors. Future performance also will depend on our ability to retain and motivate new officers and key employees. We currently have only three executive officers and the loss of the services of any of them could harm our proposed business operations. We do not have long-term employment agreements with any of our key personnel and we do not maintain any "key person" life insurance policies. Future success also will depend on the ability to attract, train, retain and motivate other highly skilled technical, managerial, marketing and customer support personnel. Competition for these personnel is intense and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel.

9. INSURANCE; INDEMNIFICATION OF OFFICERS AND DIRECTORS. We have investigated the cost of insurance against liabilities arising out of the negligence of our officers and directors and/or deficiencies in any of our business operations. Based on our lack of current revenues, we have determined that the cost of such insurance is excessive at this time. Accordingly, we have not obtained such insurance and would have to satisfy any such liabilities out of our assets. Any such liability which might arise could be substantial and may exceed our assets.

Our By-Laws provide for indemnification to officers and directors to the fullest extent permitted under Nevada law; however, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

10. PENNY STOCK REGULATIONS MAY DECREASE YOUR ABILITY TO SELL COMMON STOCK. If our common stock trades below $5.00 per share, we will become subject to the penny stock regulations. If our shares are subject to the penny stock regulations, the market liquidity in them could be adversely affected because the rules require broker-dealers to make a special suitability determination for the purchaser and have received the purchaser's written consent prior to the sale. This makes it more difficult administratively for broker-dealers to buy and sell stock subject to the penny stock regulations on behalf of their customers. Consequently, the regulations may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell them in the secondary market.

11. CONTINUED CONTROL BY PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS. Mr. Delbeck owns 600,000 shares of company common stock and Mr. Brown owns 500,000 shares of company common stock, which is 61% of the outstanding common stock. As a result, these stockholders exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control.

12. WE MAY EXPERIENCE RAPID GROWTH AND OUR INABILITY TO MANAGE THIS GROWTH COULD HARM BUSINESS OPERATIONS. Due to the nature of the Internet, we may experience significant growth. This growth may place a significant strain on our available resources. As part of this growth, we may have to implement new operational and financial systems and procedures and controls, expand, train and manage our employee base, and create close coordination among our technical, accounting, finance, marketing and sales staffs. If we are unable to manage growth effectively, our business, results of operations and financial condition could be adversely affected.

13. WE MUST KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE TO REMAIN COMPETITIVE.
The market in which we will compete is characterized by rapidly changing technology, evolving industry standards, frequent new service and product introductions and enhancements and changing customer demands. These market characteristics are worsened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Our future success, therefore, will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to continually improve the performance, features and reliability of our products and/or services. Any failure to adapt to such changes would harm our business operations and revenues. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our products, services or infrastructure.

14. BUSINESS WILL BE SUBJECT TO GOVERNMENT REGULATION RELATING TO THE INTERNET, WHICH COULD IMPAIR operations. Because of the increasing use of the Internet as a communication and commercial medium, the government has adopted and may adopt additional laws and regulations with respect to the Internet covering such areas as user privacy, pricing, content, taxation, copyright protection, distribution and characteristics and quality of production and services.

15. THE SHARES OFFERED BY THE COMPANY THROUGH THIS OFFERING WILL BE SOLD WITHOUT AN UNDERWRITER. This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

16. YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. Our existing shareholders acquired their shares for an average of $0.026 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (1,800,000 shares) will be increased by $0.014 per share without any additional investment on their part. The purchasers of shares by the Company under this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.20 per share) of $0.19 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.01 per share, reflecting an immediate reduction in the price they paid for their shares.

17. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

18. OUR OFFICERS AND DIRECTORS CURRENTLY DEVOTE ONLY PART TIME SERVICES TO THE COMPANY. Scott Delbeck, our President, currently devotes approximately 20 hours per week to company matters. Roy Brown, our Secretary and Treasurer, currently devotes approximately 7-10 hours per week to company matters. Ian Garrett, our Vice President of Marketing, currently devotes 2-3 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon them. None have had experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event they are unable to fulfill any aspect of their duties to the Company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

19. WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. All funds received from the sale of shares being offered by the company in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are the good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the Shares offered herein, of which there is no assurance, the proceeds from this Offering will be $20,000. The registration costs will be paid from cash on hand. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering as follows:

     Total Proceeds to the Company                            $20,000

     Upgrade Company Website                                  $ 3,000
     Launch Marketing Plan & Source B2B Partnerships          $ 5,000
     Participate in specific trade shows                      $ 5,000
     Expand in-house expertise                                $ 3,000
     Working capital                                          $ 4,000
                                                              -------

     Total Use of Net Proceeds                                $20,000
                                                              =======

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered we took into consideration our cash assets and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31, 2007, the net tangible book value of our shares was -$8,107 or -$.005 per share, based upon 1,800,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $20,000, the net tangible book value of the 1,900,000 shares to be outstanding will be $18,453, or approximately $.01 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,800,000 shares) will be increased by $.014 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.20 per Share) of $.19 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering, the existing shareholders will own 95% of the total number of shares then outstanding, for which they will have made an investment of $47,500, or an average of $.026 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 5% of the total number of shares then outstanding, for which they will have made a cash investment of $20,000, or $0.20 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                         $0.20
     Net Tangible Book Value Prior to this Offering         -$ .005
     Net Tangible Book Value After Offering                  $ .01
     Immediate Dilution per Share to New Investors           $ .19

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----
     Existing
     Stockholders        $ .0025      1,000,000          53%         $  2,500
                         $ .05          700,000          37%         $ 35,000
                         $ .10          100,000           5%         $ 10,000
     Investors in
     This Offering       $0.20          100,000           5%         $ 20,000


DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                            SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 700,000 shares of the common stock offered through this prospectus. The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in 504 promulgated under the Securities Act, based on the following:

LIMITATIONS ON RESALE. Except as provided in Rule 504(b)(1), securities acquired in a transaction under Regulation D shall have the status of securities acquired in a transaction under section 4(2) of the Act and cannot be resold without registration under the Act or an exemption therefrom. The issuer shall exercise reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(a)(11) of the Act, which reasonable care may be demonstrated by the following:

     1. Reasonable inquiry to determine if the purchaser is acquiring the securities for himself or for other persons;
     2. Written disclosure to each purchaser prior to sale that the securities have not been registered under the Act and, therefore, cannot be resold unless they are registered under the Act or unless an exemption from registration is available; and

     3. Placement of a legend on the certificate or other document that evidences the securities stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 1,800,000 shares outstanding as of the date of this prospectus.

                             Shares         Total of        Total      Percent
                           Owned Prior       Shares        Shares       Owned
     Name of                 To This        Offered         After       After
Selling Shareholder         Offering        For Sale      Offering    Offering
-------------------         --------        --------      --------    --------
Billy, Hill                  15,000          15,000           0           0
Border, Diane                10,000          10,000           0           0
Border, Vic                  30,000          30,000           0           0
Brisbois, Cathy              20,000          20,000           0           0
Brisbois, Elizabeth          30,000          30,000           0           0
Brisbois, Robert             20,000          20,000           0           0
Brisbois, Tony               20,000          20,000           0           0
Brown, Dan                   50,000          50,000           0           0
Brown, David                 20,000          20,000           0           0
Brown, Jane                  20,000          20,000           0           0
Brown, Julie                 15,000          15,000           0           0
Brown, Mike                  20,000          20,000           0           0
Brown, Sharon                10,000          10,000           0           0
Butch, Mary                  55,000          55,000           0           0
Butch, Russel                80,000          80,000           0           0
Davidson, Gerry              30,000          30,000           0           0
Davidson, Teresa             20,000          20,000           0           0
Markkovitch, Angie           10,000          10,000           0           0
Markkovitch, Ann             60,000          60,000           0           0
Markkovitch, Edward          20,000          20,000           0           0
Markkovitch, Gina            20,000          20,000           0           0
Markkovitch, James           60,000          60,000           0           0
McMullen, Justin             30,000          30,000           0           0
Miller, Tony                 20,000          20,000           0           0
Utsunomoya, Jana             15,000          15,000           0           0

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Wired Associates Solutions or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
     2.   Are broker-dealers or affiliates of broker dealers; or
     3.   Has ever been an officer or director of Wired Associates Solutions.

                              PLAN OF DISTRIBUTION

SHARES OFFERED BY THE COMPANY WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and
     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
          (a)(4)(iii).

Our officers, directors, control persons and affiliates will not purchase any shares in this offering.

SHARES OFFERED BY THE SELLING SHAREHOLDERS

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the company to be $0.20. The price of $0.20 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. Wired Associates Solutions will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.20 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to Wired Associates, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.20 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Director for an additional 90 days.

The shares being offered by the company are on a "best efforts", "all or none" basis and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $20,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors within 7 business days, without interest or deduction.

DEPOSIT OF OFFERING PROCEEDS

We will not receive any proceeds from the sale of any of the 700,000 shares by the selling shareholders. We will be selling all of the 100,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to Wired Associates Solutions Inc.

                                LEGAL PROCEEDINGS

Wired Associates Solutions is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Wired Associates Solutions Inc., who hold their offices until death, resignation, retirement, removal, disqualification, or until a time as their successors shall be elected and qualified are as follows:

Name and Address                 Age                 Position(s)
----------------                 ---                 -----------
SCOTT DELBECK                    29       CEO, President and Director
14205 SE 36th Street
Suite 100, # 172
Bellevue, WA   98006

ROY BROWN                        62       CFO, Secretary, Treasurer and Director
14205 SE 36th Street
Suite 100, # 172
Bellevue, WA   98006

IAN GARRETT                      37       Vice-President, Marketing and Director
14205 SE 36th Street
Suite 100, # 172
Bellevue, WA   98006

Each of the persons named above have held their offices/positions since inception and are expected to hold said offices/positions for the foreseeable future.

Each of the foregoing persons may be deemed a "promoter" of Wired Associates Solutions Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Scott Delbeck, our president and director currently devotes 20 hours a week to manage the business affairs of our company. Roy Brown, our secretary, treasurer and director, currently devotes 7 to 10 hours a week to manage the business affairs of our company. Ian Garrett, a director, currently devotes 2 to 3 hours a week to manage the business affairs of our company.

No current or former executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

BACKGROUND OF OFFICERS AND DIRECTORS

SCOTT DELBECK has been CEO, President and a Director of the Company since inception. From January 2002 to present,he currently works part time for Rip Town Media designing telemarketing software. Mr. Delbeck was a Multimedia Manager for OriGen Capital, a Venture Capital company located in Vancouver, British Columbia. From July 1998 to December 2001, Mr. Delbeck was a freelance Multimedia Designer, in Vancouver, British Columbia. From June 1994 to July 1998, Mr. Delbeck was a Guest Agent at Canadian Pacific Chateau Whistler Resort, a resort hotel located in Whistler, British Columbia.

Mr. Delbeck's educational background includes Web Development training at the British Columbia Institute of Technology, in 2000. Mr. Delbeck became a Microsoft Certified Professional in 1999 and has been a member of the Project Management Institute since 2001.

ROY BROWN has been CFO, Secretary, Treasurer and a Director of the Company since inception. From May 1991 to present, Mr. Brown has served as President of Roymor Market Services Inc., a financial services company located in Vancouver, British Columbia. From May 2001 to present Mr. Brown has been a director of New Pacific Ventures Inc., a resource exploration company, in Vancouver, British Columbia. From May 2001 to October 2001 Mr. Brown was an officer and director of Bidder Communications Inc., a publicly traded (OTC BB) online auction company.

Mr. Brown has held his Canadian Securities License (1982), Mortgage Brokerage License (1991), and Class A Insurance Broker License (1999).

IAN GARRETT has been Vice-President, Marketing and a Director of the Company since inception. From September 1998 to present, Mr. Garrett has been the President of Coastal Range Marketing, a marketing company for Internet websites, located in Vancouver, British Columbia. From November 1996 to September 1997, Mr. Garrett was the Lower Mainland Area Manager for SCIC - Advantage Cremation Funeral Service, a funeral and cremation services company, located in Vancouver,

British Columbia. From January 1994 to November 1998, Mr. Garrett was the Location Manager for SCIC - First Memorial Funeral Service, a funeral and burial services company, located in Vancouver, British Columbia.

Mr. Garrett attended Marmont College in Edmonton, Alberta from 1983 to 1985.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Wired Associates Solutions' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Name and Address                                                    Approximate
of Beneficial              Number of      Date     Consideration      Percent
  Owner (1)                 Shares      Acquired       Paid         of Ownership
  ---------                 ------      --------       ----         ------------
Scott Delbeck               500,000     02-14-03    $.0025/Share       33.3%
14205 SE 36th Street                                 or $1,250
Suite 100, # 172            100,000     03-23-07    $.10/Share
Bellevue WA  98006                                   or $10,000

Roy Brown                   500,000     02-14-03    $.0025/Share       27.7%
14205 SE 36th Street                                 or $1,250
Suite 100, # 172
Bellevue, WA   98006

All Officers and
 Directors as a Group     1,100,000                                    61%

----------
(1) Each person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/her direct and indirect holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the company consists of 50,000,000 shares of Common Stock, par value $.001. The holders of Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of Common Stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

CASH DIVIDENDS

We have not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the company, general economic conditions, and other pertinent conditions. It is our present intention not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

TRANSFER AGENT

We have appointed Holladay Stock Transfer Inc., Scottsdale, Arizona, an independent, professional transfer agent firm, to serve as the transfer agent for our securities.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the years ended October 31, 2006 and 2005 and the 3 months ended January 31, 2007 included in this prospectus have been audited by Amisano Hanson, Chartered Accountants, 604 - 750 Pender Street, Vancouver, BC. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Joseph I. Emas, 1224 Washington Ave., Miami Beach Fla. 33139, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the state of Nevada on February 14, 2003. At that time Scott Delbeck, Roy Brown and Ian Garrett were appointed to the Board of Directors. Mr. Delbeck was named as President and CEO of the Company. Mr. Brown was named Secretary, Treasurer and CFO and Mr. Garrett was named Vice President of Marketing. At that time the board of directors voted to seek capital and begin development of our business plan. We received our initial funding of $2,500 through the sale of common stock to Mr. Delbeck and Mr. Brown who purchased 1,000,000 shares of common stock at $0.0025 on February 14, 2003. In June 2003 we received $35,000 from 25 unrelated shareholders who purchased 700,000 shares of our common stock at $0.05 per share.

In October of 2003 Mr. Delbeck, our officer and director, was forced to take a sabbatical due to personal issues. We had very little activity prior to, and since, Mr. Delbeck's sabbatical. We have remained in contact with our clients and have been able to maintain a presence in the multimedia industry by consulting and trouble shooting for other web base companies.

In October 2006 the board of directors voted to seek additional capital to pursue our original business plan and determined filing a SB-2 Registration Statement with the Securities and Exchange Commission was the best course of action to register the 700,000 shares currently held by the shareholders and an additional 100,000 shares to raise funds for the Company. In March 2007 we received $10,000 from Mr. Delbeck who purchased 100,000 shares of our common stock at $0.10 per share.

                             DESCRIPTION OF BUSINESS

BUSINESS OVERVIEW

We are a multimedia/marketing company that specializes in the design and creation of effective marketing products and services. We strive to provide corporate businesses, with Internet web sites, interactive presentations and traditional print media, along with marketing services, to create long-term value for our customers worldwide. Our marketing services include:

     *    Traditional marketing methods like magazine advertising.
     *    Internet banner ad placement.
     * Search engine marketing, which is marketing via advertisements that post findings on the results page of a search on the Internet.
     *    Trouble shooting for software and design applications.
     *    Management consulting for multimedia base companies.

Our long-term strategy is to create valuable multimedia /marketing material, for companies to improve their marketing presence for products and services offered.

Our mission is to become one of the predominant multimedia /marketing service providers offering a broad range of strategic solutions within the corporate community. The critical success factors are:

     *    Understanding the market and increasing the customer's market share.
     * Understanding, developing and applying information technology to the Internet, interactive media markets, and data access and software tools.
     * Narrowing market focus while consummating strategic alliances to complement product and service offerings.
     * Investing in strategic Internet or interactive media investments or acquisitions, and most importantly, a continued understanding of customers' needs.
     * To provide the lowest possible pricing and still uphold great product and service.

We will seek to expand our participation in Internet, and interactive media industries, and increase our market share. Key elements of this strategy include:

     * UTILIZE THE LATEST TECHNOLOGY AVAILABLE INCLUDING FLASH, ASP, XML, AND COLD FUSION, TO ACHIEVE OPTIMUM INTERNET PRESENCE.
          We will constantly increase our technological capabilities through the enhancement of new and existing software.

     *    CONTINUE TO ENHANCE AND EXPAND OUR PRODUCTS AND SERVICES.
          We intend to continue to pursue the growth and development of our technologies and services and to introduce our Products commercially.

     *    PROVIDE THE HIGHEST LEVEL OF CUSTOMER SERVICE.
          Management plans to create a total service package that adds value to our customer's organizations.

     *    PURSUE INNOVATIVE ADVERTISING SOLUTIONS.
          We are actively seeking to develop innovative ways for advertisers to effectively reach their target audiences through the Internet. We design and offer customized packages which include the ability to change advertisements quickly and frequently, to link a specific search term to an advertisement, to conduct advertising test campaigns with rapid result delivery and to track daily usage statistics.

PRODUCTS AND SERVICES

     *    MARKETING AND ADVERTISING
          We will assist our customers with the development and deployment of marketing strategies and plan to develop media packages to help customers generate leads while improving and closing sales.

     *    CUSTOM WEB SITE DEVELOPMENT
          We develop custom web sites, by subbing out the work to a larger web design team that only designs for a variety of other companies. Our strategy is to develop web sites that achieve growth and organizational optimization for our customers by creating more efficient navigation, and by using our encrypted software that enables our customers to update their site with little or no programming skills.

     *    MULTIMEDIA PRESENTATIONS
          We will provide customers with interactive presentations for sales, marketing, training, fund raising and various other presentations.

     *    WEB SITE HOSTING
          We have an arrangement with Borealis Networks to host all of our customers' web sites. Hosting of a customers' web site involves providing disk space, Internet connectivity, programming modules, and high speed connection solutions enabling access to their web site from the World Wide Web when the web address is accessed.

     *    WEB SITE MAINTENANCE
          We will provide maintenance of customers' web sites which involves providing updates to content and material on a website to keep it up to date on an ongoing basis.

     *    SEARCH ENGINE PLACEMENT
          We will create web sites using innovative methods in order achieve a greater likelihood of being found at or near the top of search engines results during users' searches.

     *    WEB AND COMPUTER CONSULTING
          We will offer business advisory and training services to identify profitable and practical ways for customers to improve business efficiency using the Internet as the primary medium of advertising.

     *    DOMAIN NAME MANAGEMENT
          We offer domain name management consisting of domain name registration, billing and payment of domain names, prevention from expiration, and monitoring to ensure no unauthorized changes are made to the domain name records.

DISTRIBUTION METHODS

We plan to advertise our products and services through several media sources including traditional print media and online advertising. We will attend numerous trade shows in various markets, while further supplementing our sales efforts with space advertising and product and services listings in appropriate directories. We also plan on marketing our products and services through direct sales.

STATUS OF PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

We currently have no new publicly announced products or services.

COMPETITION

We compete with various types of providers of marketing services. Our primary competitors, by way of example, include Radiant Communications (www.radiant.net), Professional Business Systems (www.pbsco.com) and Internet Image (www.internetimage.ca). The market for these services has grown dramatically in recent years as a result of the increased use of the Internet and expansion of print media by businesses for communication, marketing and information dissemination to their customers, suppliers, business partners and employees. The market is intensely competitive, highly fragmented and subject to rapid change. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including:

     *    Quality of the design and development.
     * Timing and market acceptance of new products and services developed by us and our competitors.
     *    Sales and marketing efforts.
     *    Client relationships.
     *    Technical knowledge and creative skills.
     *    Reliability.
     *    Ability to attract and retain quality professionals.
     *    Brand recognition.
     *    Reputation.
     *    Vertical industry knowledge.

We believe that we will be able to compete favorably because of the following:

Our service offering is more comprehensive than our competition as it includes business advisory consulting and planning. This allows us to work with our clients more as partners than as vendors.

We will strictly focus on a core group of services, including strategic planning, project management, web site and print implementation and design, and specific marketing elements, such as traditional print media, search engine optimization, consulting, and affiliate marketing management. Our competitors tend to want to be everything to everyone and offer a wider array of services, including telecommunications, bandwidth, standardized hosting, e-mail marketing. We believe our competitive advantage is that we do not spread our self too thin in terms of our resources and knowledge and our expertise in our core services is greater than if we were to provide a wider array of services.

We believe that the principal competitive factors in attracting customers includes the amount of traffic on our web site, brand recognition, customer service, the demographics of our customers and viewers, our ability to offer targeted audiences and the overall quality of the products and services we offer. We believe that the number of companies relying on revenues from their company web site will increase substantially in the future. In turn, we will likely face increased competition, resulting in increased pricing pressures on our service rates which could in turn have a material, adverse effect on our business.

SOURCES AND AVAILABILITY OF RAW MATERIALS

We will utilize our management's background to offer our web site service on the Internet without the use of major suppliers of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Wired Associates Solutions Inc. is seeking a broad base of customers. Our business plan does not depend on targeting any one or just a few major corporate customers. We intend to utilize our management's experience to make our services easily accessible via web search engines as well as direct advertising to target audiences.

PATENTS, TRADEMARKS, LICENSES, AGREEMENTS OR CONTRACTS

We regard our technology as proprietary and will attempt to protect it by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We currently have no patents or patents pending and have not filed for patent protection, and we do not anticipate that patents will become a significant part of the company's intellectual property in the future.

We intend to pursue the registration of our trademarks in the United States and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are distributed or made available through the Internet, and policing unauthorized use of our proprietary information is difficult.

We own the domain name wiredassociates.com.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

GENERAL. There are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, on-line content regulation, user privacy, taxation and quality of products and services. Moreover, it may take years to determine whether and how existing laws such as those governing issues such as intellectual property ownership and infringement, privacy, libel, copyright, trade mark, trade secret, obscenity, personal privacy, taxation, regulation of professional services, regulation of medical devices and the regulation of the sale of other specified goods and services apply to the Internet and Internet advertising. The requirement that we comply with any new legislation or regulation, or any unanticipated application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our service, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

ON-LINE CONTENT REGULATIONS. Several federal and state statutes prohibit the transmission of indecent, obscene or offensive content over the Internet to certain persons. In addition, pending legislation seeks to ban Internet gambling and federal and state officials have taken action against businesses that operate Internet gambling activities. The enforcement of these statutes and initiatives, and any future enforcement activities, statutes and initiatives, may result in limitations on the type of content and advertisements available to our customers. Legislation regulating on-line content could slow the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and e-commerce medium, which could have a material adverse effect on the customer's ability to generate revenues.

PRIVACY CONCERNS. The Federal Trade Commission is considering adopting regulations regarding the collection and use of personal identifying information obtained from individuals when accessing websites, with particular emphasis on access by minors. Such regulations may include requirements that companies establish certain procedures to, among other things:

     * give adequate notice to consumers regarding information collection and disclosure practices.
     * provide consumers with the ability to have personal identifying information deleted from a company's database.

     * provide consumers with access to their personal information and with the ability to rectify inaccurate information.
     * clearly identify affiliations or a lack thereof with third parties that may collect information or sponsor activities on a company's website.
     * obtain express parental consent prior to collecting and using personal identifying information obtained from children under 13 years of age.

Such regulation may also include enforcement and redress provisions. Moreover, even in the absence of such regulations, the FTC has begun investigations into the privacy practices of companies that collect information on the Internet. One such investigation has resulted in a consent decree pursuant to which an Internet company agreed to establish programs to implement the principles noted above. Any such developments could have a material adverse effect on the customers' business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any environmental regulations that could directly effect our operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business.

NUMBER OF EMPLOYEES

At the present time, the company has no employees other than its officers and directors who devote their time either as needed or on a full-time basis to the Company's business. Due to Mr. Delbeck's sabbatical we currently subcontract our web designs to WSI web Solutions and also maintain 3 freelance designers/programmers who we can contract on an as-needed basis. We intend to add staff as needed, as we expand operations and resume full time design in our office.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASES OR SALES OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our audited financial information to our shareholders upon written request. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of the Securities Exchange Act of 1934. We will be subject to disclosure filing requirements including filing a Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Wired Associates Solutions Inc.

Our current cash balance is $10,021. We are a development stage company and have generated limited revenues to date. We have sold $47,500 in equity securities, net of $46,500 after $1,000 in issuance costs, to pay for our minimum level of operations. We will require the proceeds from this offering to accomplish the milestones set forth below.

We have received a going concern comment in the notes to our financial statements that raise substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and limited operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

PLANNED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

Upgrade Company Website
Launch Marketing Plan
Source B2B Partnerships
Participate in specific trade shows
Expand in-house expertise

The following criteria for milestones are based on estimates derived from research and marketing data accumulated by our directors. They are estimates only. The numbers of Employees, B2B Partners, and Products/Services we plan for and the other projected milestones are approximations only and subject to adjustment based on cost and needs.

APRIL, 2007:

With the forced sabbatical of Mr. Delbeck, certain aspects of company research and planning were shelved. With his return the planning and analysis has resumed in the area of current Internet Technologies. We will be re-vamping the company website to incorporate technologies we identify as being best of breed for the purpose of illustrating to our now and future clients the power of the Internet and our ability to deliver premium solutions without premium price tags.

MAY-JUNE, 2007:

We will have begun the establishment of B2B partnerships/relationships (to be an on-going process), both for the purpose of re-selling/marketing technologies, and for the purpose of service sharing, to capitalize on expertise we do not currently have in-house. This will also include potential outsource partners. Because of the media intense nature of Internet Marketing and Developing, we will be acquiring/licensing background stock (like photos, graphics, etc.) that will allow us to produce superior marketing solutions.

Because a significant portion of what we do will be in the Advertising/Marketing arena we will be planning and launching our own marketing both in context of mainstream traditional (Newspaper, Specific trade magazines, possibly radio), and in the form of participating in seminars, presentations, and local tradeshows.

JULY-AUGUST, 2007

Because the summer months (June-July-August) are typically low budget months for most businesses except those that specialize in summer seasonal activities, our first focus will be on training and/or re-tooling our in-house expertise, and working with our business partners to do the same. Our second focus will be on preparing for the Fall-Winter clients that are either completing their budgets for the year, or planning their budgets for the next year. The goal being a marketing effort to kick of in the beginning of September to get new/additional market attention. Our third focus will be to identify summer season organizations, and planning how to capture that market for the following year.

SEPTEMBER-DECEMBER. 2007

The fall season kicks off intensive marketing efforts as planned during the summer. Because many (potential) clients will want to get their marketing presence up and running prior to the Christmas season, the focus will be on rapid development technologies, and phased website development approaches. As always easy to maintain sites, via site content editors, managed by Wired Associates (or the client), as opposed to the need for traditional investment in site development tools and technologies (HTML, Dreamweaver, etc.).

JANUARY - MARCH, 2008

Winter season will be about capitalizing on the marketing effort of the previous months. A complete review of previous years marketing (success and failure). Development of budget and planning for the next year.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the general operating costs for the next 12 months, fund the completion of this offering, and apply for an exchange listing.

To meet our needs for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, it will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise the money we need from this offering to proceed with the implementation of our business plan, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from either our officers or other persons. Equity financing could result in additional dilution to existing shareholders.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Wired Associates. During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from this offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the term covered by this prospectus. There are also no plans or expectations to acquire or sell any major assets in the first year of operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares. If we are successful the money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Our directors have agreed to advance funds as needed until the public offering is completed or failed. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $2,500 through the sale of common stock to our officers and directors who purchased 1,000,000 shares of our common stock at $0.0025 per share on February 14, 2003. During June 2003, we sold 700,000 common shares at a per share price of $0.05 to 25 non-affiliated private investors for proceeds of $35,000. In March 2007 we received $10,000 from Mr. Delbeck who purchased 100,000 shares of our common stock at $0.10 per share. From inception until the date of this filing we have had limited operating activities. Our financial statements for the period from inception (February 14, 2003) through January 31, 2007 report $11,412 in revenues and a net loss of $54,607.

CRITICAL ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

DEVELOPMENT STAGE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced.

INCOME TAXES

The Company has adopted SFAS No. 109 - "Accounting for Income Taxes." SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

BASIC AND DILUTED LOSS PER SHARE

The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided, as it would be anti-dilutive.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the client, the sales price is fixed or determinable, and collectibility is reasonably assured. The Company reduces revenue for estimated client returns and other allowances.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

WEBSITE COSTS

The Company recognizes the costs incurred in the development of the Company's website in accordance with EITF 00-2 "Accounting for Website Development Costs" and, with provisions of AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, direct costs incurred during the application stage of development are capitalized and amortized over the estimated useful life. Fees incurred for website hosting are expensed over the period of the benefit. Costs of operating a website are expensed as incurred.

NEW ACCOUNTING STANDARDS

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

                             DESCRIPTION OF PROPERTY

We currently lease office space at 14205 SE 36th Street, Suite 100, # 172 Bellevue, WA 98006, for $110 per month. The business premises consist of shared common facilities including reception area, board room and copying room. We feel that the existing office space is sufficient at this time and feel we will be able to lease additional office space at the same location as our needs grow.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 14, 2003, a total of 1,000,000 shares of Common Stock were issued in exchange for organizational services and expenses, proprietary rights, business plans and cash in the amount of $2,500 U.S., or $.0025 per share. In March 2007 we received $10,000 from Mr. Delbeck who purchased 100,000 shares of our common stock at $0.10 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by officers and directors of the Company. (See "Principal Stockholders".)

Mr. Delbeck, Mr. Brown and Mr. Garrett, the officers and directors will not be paid for any underwriting services that they perform on our behalf with respect to this SB-2 offering.

At January 31, 2007 $60 is due to a director of the company. The loan is unsecured, non-interest bearing and has no specific terms of repayment.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Wired Associates Solutions, and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Wired Associates had 27 shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                             EXECUTIVE COMPENSATION

Our current officers and directors receive no compensation. The current Board of Directors is comprised of Mr. Delback, Mr. Brown and Mr. Garrett.

                           Summary Compensation Table

                                                 Other
 Name &                                          Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs($)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
S Delback        2006       -0-        -0-         -0-          -0-            -0-        -0-         -0-
President        2005       -0-        -0-         -0-          -0-            -0-        -0-         -0-
                 2004       -0-        -0-         -0-          -0-            -0-        -0-         -0-

R Brown          2006       -0-        -0-         -0-          -0-            -0-        -0-         -0-
Secretary        2005       -0-        -0-         -0-          -0-            -0-        -0-         -0-
                 2004       -0-        -0-         -0-          -0-            -0-        -0-         -0-

I Garrett        2006       -0-        -0-         -0-          -0-            -0-        -0-         -0-
VP               2005       -0-        -0-         -0-          -0-            -0-        -0-         -0-
                 2004       -0-        -0-         -0-          -0-            -0-        -0-         -0-

There are no current employment agreements between the company and its executive officers.

The officers and directors of the company do not intend to receive cash remuneration or salaries for their efforts unless and until our business operations are successful, at which time salaries and other remuneration will be established by the Board of Directors, as appropriate.

None of our officers, directors, advisors or key employees is currently party to employment agreements with the company. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available for directors, officers or employees of the company.

                              FINANCIAL STATEMENTS

The audited financial statements of Wired Associates Solutions Inc. for the years ended October 31, 2006 and 2005, and related notes which are included in this offering have been examined by Amisano Hanson, Chartered Accountants. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing. The financial statements and related notes for the 3 months ended January 31, 2007, prepared by the company, are also included.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

                         WIRED ASSOCIATES SOLUTIONS INC.

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                         October 31, 2006, 2005 and 2004

                             (Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS                       AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Wired Associates Solutions Inc.

We have audited the accompanying balance sheets of Wired Associates Solutions Inc. (A Development Stage Company) as of October 31 2006, 2005 and 2004 and the related statements of operations, stockholders' equity (deficiency) and cash flows for years ended October 31, 2006, 2005 and 2004 and the period February 14, 2003 (Date of Inception) to October 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of Amercia). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Wired Associates Solutions Inc. as of October 31, 2006, 2005 and 2004 and the results of its operations and its cash flows for the years ended October 31, 2006, 2005 and 2004 and the period February 14, 2003 (Date of Inception) to October 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                          /s/ AMISANO HANSON
December 5, 2006                                           CHARTERED ACCOUNTANTS


750 West Pender Street, Suite 604                      Telephone: 604-689-0188
Vancouver Canada                                       Facsimile: 604-689-9773
V6C 2T7                                                E-MAIL: amishan@telus.net

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                         October 31, 2006, 2005 and 2004
                             (Stated in US Dollars)

                                                                 2006           2005           2004
                                                               --------       --------       --------
                                     ASSETS

Current
  Cash                                                         $     64       $    406       $ 12,303
  Prepaid expense                                                    --          3,250          3,250
                                                               --------       --------       --------

                                                               $     64       $  3,656       $ 15,553
                                                               ========       ========       ========

                                   LIABILITIES

Current
  Accounts payable and accrued liabilities                     $ 10,000       $ 11,049       $  6,049
  Advances payable - Note 4                                       6,628             --             --
                                                               --------       --------       --------

                                                                 16,628         11,049          6,049
                                                               --------       --------       --------

                        STOCKHOLDERS' EQUITY (DEFICIENCY)

Common stock, $0.001 par value
  50,000,000 shares authorized
  1,700,000 (2005 and 2004: 1,700,000) shares outstanding         1,700          1,700          1,700
Additional paid-in capital                                       34,800         34,800         34,800
Deficit accumulated during the development stage                (53,064)       (43,893)       (26,996)
                                                               --------       --------       --------

                                                                (16,564)        (7,393)         9,504
                                                               --------       --------       --------

                                                               $     64       $  3,656       $ 15,553
                                                               ========       ========       ========

Nature and Continuance of Operations - Note 1
Subsequent Events - Note 5

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
             for the years ended October 31, 2006, 2005 and 2004 and
    for the periods February 14, 2003 (Date of Inception) to October 31, 2006
                             (Stated in US Dollars)

                                                                                                  February 14, 2003
                                                                                                      (Date of
                                                              Year ended October 31,                Inception) to
                                                 -----------------------------------------------     October 31,
                                                     2006              2005              2004            2006
                                                 -----------       -----------       -----------     -----------
Income                                           $        --       $        --       $     1,412     $    11,412
                                                 -----------       -----------       -----------     -----------
Expenses
  Accounting and audit fees                            5,060             5,000             9,750          20,559
  Bank charges                                           108               121               130             579
  Communications - Note 4                                 --             1,120             1,975           4,328
  Consulting fees                                         --             5,000               150          12,125
  Filing fees                                            416                --               500           1,522
  Foreign exchange                                        --                --                --             649
  Legal fees                                              --                --                --             500
  Office and miscellaneous - Note 4                       --             1,602             2,573           5,740
  Rent - Note 4                                           --             4,000             4,000          10,100
  Website costs                                          337                54             4,733           5,124
  Write-down of prepaid expense                        3,250                --                --           3,250
                                                 -----------       -----------       -----------     -----------

                                                       9,171            16,897            23,811          64,476
                                                 -----------       -----------       -----------     -----------

Net loss for the period                          $    (9,171)      $   (16,897)      $   (22,399)    $   (53,064)
                                                 ===========       ===========       ===========     ===========

Basic and diluted loss per share                 $     (0.01)      $     (0.01)      $     (0.01)
                                                 ===========       ===========       ===========

Weighted average number of shares outstanding      1,700,000         1,700,000         1,700,000
                                                 ===========       ===========       ===========

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
             for the years ended October 31, 2006, 2005 and 2004 and
   for the periods February 14, 2003 (Date of Inception) to October 31, 2006
                             (Stated in US Dollars)

                                                                                            February 14, 2003
                                                                                                (Date of
                                                             Year ended October 31,           Inception) to
                                                    --------------------------------------     October 31,
                                                      2006           2005           2004           2006
                                                    --------       --------       --------       --------
Cash Flows from (used in) Operating Activities
  Net loss for the period                           $ (9,171)      $(16,897)      $(22,399)      $(53,064)
  Changes in non-cash working capital balances
   related to operations:
    Prepaid expense                                    3,250             --         (3,250)            --
    Accounts payable and accrued liabilities          (1,049)         5,000          4,510         10,000
    Advances payable                                   6,628             --             --          6,628
                                                    --------       --------       --------       --------

                                                        (342)       (11,897)       (21,139)       (36,436)
                                                    --------       --------       --------       --------
Cash Flows from Financing Activity
 Shares issued for cash                                   --             --             --         36,500
                                                    --------       --------       --------       --------

Increase (decrease) in cash during the period           (342)       (11,897)       (21,139)            64

Cash, beginning of the period                            406         12,303         33,442             --
                                                    --------       --------       --------       --------

Cash, end of the period                             $     64       $    406       $ 12,303       $     64
                                                    ========       ========       ========       ========

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
    for the period February 14, 2003 (Date of Inception) to October 31, 2006
                             (Stated in US Dollars)

                                                                                         Deficit
                                                                                        Accumulated
                                                 Common Shares          Additional      During the
                                            ----------------------       Paid-in       Development
                                            Number       Par Value       Capital          Stage           Total
                                            ------       ---------       -------          -----           -----
Capital stock subscribed pursuant to
 subscription agreement, for cash
 - at $0.0025                             1,000,000      $   1,000      $   1,500       $      --       $   2,500

Pursuant to an offering memorandum,
 for cash - at $0.05                        700,000            700         34,300              --          35,000

Less: share issue costs                          --             --         (1,000)             --          (1,000)

Net loss for the period                          --             --             --          (4,597)         (4,597)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2003                 1,700,000          1,700         34,800          (4,597)         31,903

Net loss for the year                            --             --             --         (22,399)        (22,399)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2004                 1,700,000          1,700         34,800         (26,996)          9,504

Net loss for the year                            --             --             --         (16,897)        (16,897)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2005                 1,700,000          1,700         34,800         (43,893)         (7,393)

Net loss for the year                            --             --             --          (9,171)         (9,171)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2006                 1,700,000      $   1,700      $  34,800       $  53,064       $ (16,564)
                                          =========      =========      =========       =========       =========

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                         October 31, 2006, 2005 and 2004
                             (Stated in US Dollars)


Note 1 NATURE AND CONTINUANCE OF OPERATIONS

     The Company is a development stage company whose business is web development, specializing in the design, creation and marketing of cost effective Internet products. The Company commenced operations on February 14, 2003, the inception date of the Company. The Company was incorporated in the State of Nevada in the United States of America.

     These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At October 31, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $53,064 since its inception, has a working capital deficiency of $16,564 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement. Actual results may vary from these estimates.

     The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

     DEVELOPMENT STAGE

     The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced.

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                         October 31, 2006, 2005 and 2004
                             (Stated in US Dollars)


Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     INCOME TAXES

     The Company has adopted SFAS No. 109 - "Accounting for Income Taxes." SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     BASIC AND DILUTED LOSS PER SHARE

     The Company reports basic loss per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided, as it would be anti-dilutive.

     REVENUE RECOGNITION

     The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the client, the sales price is fixed or determinable, and collectibility is reasonably assured. The Company reduces revenue for estimated client returns and other allowances.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash, accounts payable and accrued liabilities and advances payable approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     WEBSITE COSTS

     The Company recognizes the costs incurred in the development of the Company's website in accordance with EITF 00-2 "Accounting for Website Development Costs" and, with provisions of AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, direct costs incurred during the application stage of development are capitalized and amortized over the estimated useful life. Fees incurred for website hosting are expensed over the period of the benefit. Costs of operating a website are expensed as incurred.

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                         October 31, 2006, 2005 and 2004
                             (Stated in US Dollars)


Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     NEW ACCOUNTING STANDARDS

     Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3 INCOME TAXES

     The following table summarizes the significant components of the Company's deferred tax assets:

                                                             2006          2005          2004
                                                           -------       -------       -------
     Deferred Tax Assets
     Non-capital loss carryforward                         $ 8,266       $ 6,584       $ 4,049
     Less: valuation allowance for deferred tax asset       (8,266)       (6,584)       (4,049)
                                                           -------       -------       -------

                                                           $    --       $    --       $    --
                                                           =======       =======       =======

     The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

     No provision for income taxes has been provided in these financial statements due to the net loss. At October 31, 2006, the Company has net operating loss carryforwards, which expire commencing in 2023, totalling $53,064, the benefit of which has not been recorded in the financial statements.

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                         October 31, 2006, 2005 and 2004
                             (Stated in US Dollars)


Note 4 RELATED PARTY TRANSACTIONS

     The Company has incurred the following transactions with a company with a common director:

                                                                      February 14, 2003
                                                                         (Date of
                                          Year ended October 31,        Inception) to
                                   ---------------------------------     October 31,
                                     2006         2005         2004         2006
                                   -------      -------      -------      -------
     Communications                $    --      $ 1,120      $ 1,120      $ 2,240
     Office and miscellaneous           --        1,280        1,280        3,410
     Rent                               --        4,000        4,000        9,200
                                   -------      -------      -------      -------

                                   $    --      $ 6,400      $ 6,400      $14,850
                                   =======      =======      =======      =======

     Included in advances payable is $60 (2005: $Nil; 2004: $Nil) due to a director of the Company and they are unsecured, non-interest bearing and have no specific terms for repayment.

Note 5 SUBSEQUENT EVENT

     The Company is in the process of registering 800,000 shares of common stock for sale at $.20 per share with the US Securities and Exchange Commission. Of the shares being registered, 700,000 shares are being registered for sale by existing shareholders and 100,000 shares are being registered for sale by the Company. The Company will not receive any proceeds from the sale of any of the 700,000 shares sold by the selling shareholders.

                         WIRED ASSOCIATES SOLUTIONS INC.

                          (A Development Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                January 31, 2007

                             (Stated in US Dollars)

                                   (Unaudited)

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                             INTERIM BALANCE SHEETS
                      January 31, 2007 and October 31, 2006
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                    January 31,         October 31,
                                                                        2007               2006
                                                                      --------           --------
                                     ASSETS

Current
  Cash                                                                $     21           $     64
                                                                      ========           ========

                                   LIABILITIES

Current
  Accounts payable and accrued liabilities                            $ 11,500           $ 10,000
  Advances payable                                                       6,628              6,628
                                                                      --------           --------

                                                                        18,128             16,628
                                                                      --------           --------

                            STOCKHOLDERS' DEFICIENCY

Common stock, $0.001 par value
  50,000,000 shares authorized
  1,700,000 shares outstanding (October 31, 2006: 1,700,000)             1,700              1,700
Additional paid-in capital                                              34,800             34,800
Deficit accumulated during the development stage                       (54,607)           (53,064)
                                                                      --------           --------

                                                                       (18,107)           (16,564)
                                                                      --------           --------

                                                                      $     21           $     64
                                                                      ========           ========

Subsequent Events - Note 4

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
            for the three months ended January 31, 2007 and 2006 and
    for the period February 14, 2003 (Date of Inception) to January 31, 2007
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                        February 14, 2003
                                                         Three months ended                 (Date of
                                                             January 31,                  Inception) to
                                                  ---------------------------------        January 31,
                                                     2007                  2006               2007
                                                  -----------           -----------        -----------
Income                                            $        --           $        --        $    11,412
                                                  -----------           -----------        -----------
Expenses
  Accounting and audit fees                             1,500                    --             22,059
  Bank charges                                             43                    49                622
  Communications - Note 3                                  --                    --              4,328
  Consulting fees                                          --                    --             12,125
  Filing fees                                              --                    --              1,522
  Foreign exchange                                         --                    --                649
  Legal fees                                               --                    --                500
  Office and miscellaneous - Note 3                        --                    --              5,740
  Rent - Note 3                                            --                    --             10,100
  Website costs                                            --                   337              5,124
  Write-down of prepaid expenses                           --                    --              3,250
                                                  -----------           -----------        -----------

                                                        1,543                   386             66,019
                                                  -----------           -----------        -----------

Net loss for the period                           $    (1,543)          $      (386)       $   (54,607)
                                                  ===========           ===========        ===========

Basic and diluted loss per share                  $     (0.00)          $     (0.00)
                                                  ===========           ===========

Weighted average number of shares outstanding       1,700,000             1,700,000
                                                  ===========           ===========

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
            for the three months ended January 31, 2007 and 2006 and
    for the period February 14, 2003 (Date of Inception) to January 31, 2007
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                        February 14, 2003
                                                              Three months ended            (Date of
                                                                  January 31,             Inception) to
                                                         ---------------------------      January 31,
                                                          2007               2006             2007
                                                        --------           --------         --------
Cash Flows used in Operating Activities
  Net loss for the period                               $ (1,543)          $   (386)        $(54,607)
  Changes in non-cash working capital balances
    related to operations
      Accounts payable and accrued liabilities             1,500                 --           11,500
      Advances payable                                        --                 --            6,628
                                                        --------           --------         --------

                                                             (43)                --          (36,479)
                                                        --------           --------         --------
Cash Flows from Financing Activity
  Shares issued for cash                                      --                 --           36,500
                                                        --------           --------         --------

Increase (decrease) in cash during the period                (43)              (386)              21

Cash, beginning of the period                                 64                406               --
                                                        --------           --------         --------

Cash, end of the period                                 $     21           $     20         $     21
                                                        ========           ========         ========

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
    for the period February 14, 2003 (Date of Inception) to January 31, 2007
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                         Deficit
                                                                                        Accumulated
                                                 Common Shares          Additional      During the
                                            ----------------------       Paid-in       Development
                                            Number       Par Value       Capital          Stage           Total
                                            ------       ---------       -------          -----           -----
Capital stock subscribed pursuant to
 subscription agreement, for cash
 - at $0.0025                             1,000,000      $   1,000      $   1,500       $      --       $   2,500

Pursuant to an offering memorandum,
 for cash - at $0.05                        700,000            700         34,300              --          35,000

Less: share issue costs                          --             --         (1,000)             --          (1,000)

Net loss for the period                          --             --             --          (4,597)         (4,597)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2003                 1,700,000          1,700         34,800          (4,597)         31,903

Net loss for the year                            --             --             --         (22,399)        (22,399)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2004                 1,700,000          1,700         34,800         (26,996)          9,504

Net loss for the year                            --             --             --         (16,897)        (16,897)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2005                 1,700,000          1,700         34,800         (43,893)         (7,393)

Net loss for the year                            --             --             --          (9,171)         (9,171)
                                          ---------      ---------      ---------       ---------       ---------

Balance, October 31, 2006                 1,700,000      $   1,700      $  34,800       $  53,064       $ (16,564)

Net loss for the period                          --             --             --          (1,543)         (1,543)
                                          ---------      ---------      ---------       ---------       ---------

Balance, January 31, 2007                 1,700,000      $   1,700      $  34,800       $ (54,607)      $ (18,107)
                                          =========      =========      =========       =========       =========

                             SEE ACCOMPANYING NOTES

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                January 31, 2007
                             (Stated in US Dollars)
                                   (Unaudited)


Note 1 INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited interim financial statements have been prepared by Wired Associates Solutions Inc. (the "Company") pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal period ended October 31, 2006, as filed with the United States Securities and Exchange Commission.

     The results of operations for the three months ended January 31, 2007, are not necessarily indicative of the results that can be expected for the year ending October 31, 2007.

Note 2 CONTINUANCE OF OPERATIONS

     The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. At January 31, 2007, the Company had not yet achieved profitable operations, has accumulated losses of $54,607 since its inception, has a working capital deficiency of $18,108 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance if additional funding is going to be available.

                         WIRED ASSOCIATES SOLUTIONS INC.
                          (A Development Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                January 31, 2007
                             (Stated in US Dollars)
                                   (Unaudited)


Note 3 RELATED PARTY TRANSACTIONS

     The Company has incurred the following transactions with a company with a common director:

                                                             February 14, 2003
                                       Three months ended        (Date of
                                           January 31,        Incorporation) to
                                   -----------------------       October 31,
                                     2007           2006           2006
                                   --------       --------       --------

     Communications                $     --       $     --       $  4,328
     Office and miscellaneous            --             --          5,740
     Rent                                --             --         10,100
                                   --------       --------       --------

                                   $     --       $     --       $ 20,168
                                   ========       ========       ========

Note 4 SUBSEQUENT EVENTS

     1) By a stock subscription agreement dated March 23, 2007, the Company received $10,000 for the issuance of 100,000 shares of common stock at $0.10 per share to a director of the Company.

     2) The Company is in the process of registering 800,000 shares of common stock for sale at $.20 per share with the US Securities and Exchange Commission. Of the shares being registered, 700,000 shares are being registered for sale by existing shareholders and 100,000 shares are being registered for sale by the Company. The Company will not receive any proceeds from the sale of any of the 700,000 shares sold by the selling shareholders.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Wired Associates Solutions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $    5
     Accounting fees and expenses                                 $2,500
     Legal fees                                                   $1,500
     Transfer Agent fees                                          $  700
     Printing                                                     $  295
                                                                  ------
     Total                                                        $5,000
                                                                  ======

RECENT SALES OF UNREGISTERED SECURITIES

On February 14, 2003, a total of 1,000,000 shares of Common Stock were issued in exchange for organizational services and expenses, proprietary rights, business plans and cash in the amount of $2,500 U.S., or $.0025 per share to two directors of the company. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended. This did not constitute a public offering.

During June of 2003 the company offered and sold 700,000 shares at $0.05 per share to 25 non-affiliated private investors for a total of $35,000. The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in 504 promulgated under the Securities Act, based on the following:

LIMITATIONS ON RESALE. Except as provided in Rule 504(b)(1), securities acquired in a transaction under Regulation D shall have the status of securities acquired in a transaction under section 4(2) of the Act and cannot be resold without registration under the Act or an exemption therefrom. The issuer shall exercise reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(a)(11) of the Act, which reasonable care may be demonstrated by the following:

     1. Reasonable inquiry to determine if the purchaser is acquiring the securities for himself or for other persons;

     2. Written disclosure to each purchaser prior to sale that the securities have not been registered under the Act and, therefore, cannot be resold unless they are registered under the Act or unless an exemption from registration is available; and

     3. Placement of a legend on the certificate or other document that evidences the securities stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

On March 23, 2007, a total of 100,000 shares of Common Stock were issued in exchange for $10,000 U.S., or $.10 per share to a director of the company. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended. This did not constitute a public offering.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.
                                    EXHIBITS

     Exhibit 3.1        Articles of Incorporation
     Exhibit 3.2        Bylaws
     Exhibit 5          Opinion re: Legality
     Exhibit 23.1       Consent of counsel (see Exhibit 5)
     Exhibit 23.2       Consent of independent auditor
     Exhibit 99.1       Subscription Agreement

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and
     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Bellevue, state of Washington, on April 24, 2007.

Wired Associates Solutions Inc.


    /s/ Scott Delbeck
    ----------------------------------------
By: Scott Delbeck
    (Principal Executive Officer & Director)


    /s/ Roy Brown
    ----------------------------------------
    Roy Brown
    (Principal Financial Officer,
    Principal Accounting Officer & Director)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Scott Delbeck                                             April 24, 2007
----------------------------------------                      --------------
Scott Delbeck, President                                           Date
(Principal Executive Officer & Director)


/s/ Roy Brown                                                 April 24, 2006
----------------------------------------                      --------------
Roy Brown, Secretary, Treasurer                                     Date
(Principal Financial Officer,
Principal Accounting Officer & Director)